For Immediate Release:

FELCOR EXCEEDS HIGH GUIDANCE AND INCREASES COMMON DIVIDEND

IRVING, Texas...May 8, 2007 - FelCor Lodging Trust Incorporated (NYSE: FCH) today reported operating results for its first quarter ended March 31, 2007.

First Quarter Results:

Our $430 million capital improvement program remains on track and is producing the results we expected. Operating margins for the quarter were better than expected, notwithstanding the anticipated renovation disruptions. During the quarter 34 of our hotels, or 41 percent of our portfolio, were under renovation. Revenue per available room (“RevPAR”) for the hotels under renovation declined five percent, which significantly impacted the overall portfolio RevPAR growth and was the principal factor in the decline to prior year in earnings before interest, taxes, depreciation and amortization (“EBITDA”) and Hotel EBITDA margin.

•

Adjusted Funds From Operations (“FFO”) was $31.4 million, or $0.50 per share. $3.3 million, or $0.05 per share, was related to gains recognized on the sale of the initial 31 condominiums at our 184-unit Royale Palms condominium development. Adjusted FFO for the quarter from operating results (before the gain on Royale Palms) was $0.45 per share and exceeded the high end of our expectations by $0.01.

•	RevPAR increased 1.0 percent, compared to the same period in 2006, and Average Daily Rate (“ADR”) increased 7.8 percent.
•

Hotel EBITDA was $71.9 million, compared to $75.8 million in the same quarter last year, reflecting a decrease of 5.1 percent. Hotel EBITDA margin was 28.9 percent, compared to 30.1 percent in the prior year. In the first quarter of 2006, business interruption insurance proceeds improved Hotel EBITDA by $3.3 million and Hotel EBITDA margin by 57 basis points.

•	Same-Store EBITDA was $61.6 million, a decrease of 7.5 percent to the same quarter last year. Adjusted EBITDA (including sold hotels) decreased by $7.7 million to $68.2 million.
•

Net income was $29.2 million for first quarter 2007, a $19.3 million increase over the same period in 2006. Net income applicable to common stockholders was $19.5 million, or $0.32 per share, compared to a net income applicable to common stockholders of essentially zero in the first quarter of 2006.

•	We increased our quarterly common dividend by $0.05 to $0.30 per share, effective the second quarter 2007.

“We are pleased with our first quarter results, which were better than anticipated. Our eight hotels renovated last year performed ahead of our budgeted returns for the first quarter,” said Richard A. Smith, FelCor’s President and Chief Executive Officer. “We are very excited about the continued progress of our renovation program and the results we are seeing from our renovated hotels. We are expecting accelerating RevPAR growth for our portfolio as we move through the year.”

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FelCor Lodging Trust First Quarter 2007 Operating Results

May 8, 2007

                Current year net income includes a $17.2 million net gain from the sale of hotels. Current year net income, Adjusted FFO and Adjusted EBITDA includes a $3.3 million gain from the sale of condominium units. Prior year net income included a $1.1 million loss from the sale of hotels. Prior year net income, Adjusted FFO and Adjusted EBITDA included $3.3 million of business interruption insurance proceeds from 2005 hurricanes.

First Quarter Highlights:

RevPAR increased 1.0 percent for our core portfolio (83 hotels). RevPAR growth was adversely affected by the renovation program and lower occupancy in Louisiana. Occupancy for the portfolio declined 6.3 percent primarily as a result of renovations. RevPAR declined 32.6 percent in Louisiana (three hotels) reflecting the strong occupancy in 2006 driven by hurricane relief efforts.

ADR grew 7.8 percent with double digit increases in many of our largest markets. ADR growth remains strong across our portfolio and continues to accelerate as hotels complete renovation and as we focus on our customer mix and take advantage of lodging trends. For our 47 hotels, which exclude hotels under renovation and our Louisiana hotels, RevPAR increased 8.2 percent.

We paid a $0.25 dividend per common share for the first quarter of 2007 and are increasing the dividend to $0.30 per common share effective the second quarter.

During the quarter ended March 31, 2007, we sold three non-strategic hotels for gross proceeds of $64.7 million. Our remaining eight non-strategic hotels are all under hard contracts for sale with non-refundable deposits.

Capital Structure:

At March 31, 2007, we had $1.36 billion of consolidated debt outstanding with an average of five years to maturity. Our cash and cash equivalents totaled approximately $116.5 million at March 31, 2007. Included in our debt balance was $56 million of debt related to our Royale Palms condominium project, which was repaid in full May 1, 2007.

Renovation Program Update:

Improvements and additions to our hotels for the first quarter, including our pro rata share of joint ventures, totaled $77.2 million. Through the date of this release, we have completed major renovations at 29 of our hotels since we started our renovation program last year, including 21 hotels completed in 2007. We are on target to complete renovations at 62 of our hotels during 2007.

Our Royale Palms condominium project in Myrtle Beach, South Carolina was substantially completed in the first quarter of 2007. We closed on the sale of 31 of the 184 units in the quarter and recognized a $3.3 million gain. We expect substantially all the remaining condominium sales to be closed in the second quarter of 2007. We will recognize the remainder of the gain on sale as the condominium units are closed. We currently expect to earn net income of at least $18 million from this project, and we expect that between 50 and 60 percent of the condominium units will enter our rental program, which will result in additional continuing income.

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FelCor Lodging Trust First Quarter 2007 Operating Results

May 8, 2007

“As a result of the continued improvement in operating performance, the success of the renovation program and the continued strong fundamentals of the lodging industry, we are pleased to increase our common dividend again,” said Andrew J. Welch, FelCor’s Executive Vice President and Chief Financial Officer. “As the repositioning program winds down and our debt reduction program is completed, we are completely focused on the renovation and redevelopment programs to earn the returns we expect and to mitigate displacement.”

2007 Guidance:

Our 2007 guidance assumes that we sell our remaining eight non-strategic hotels by the end of the second quarter. The earnings from our eight non-strategic hotels reflect only the earnings through the projected date of sale.

We have increased full year guidance as a result of first quarter performance. Our guidance for the remainder of the year remains unchanged other than the timing of Royale Palms gains. Second quarter 2007 includes a $15 million gain from our Royale Palms condominium project (approximately $18 million for the full year).

For 2007, we currently anticipate:

•	RevPAR to increase between 6 to 7 percent for the full year and approximately 4.5 percent for the second quarter;
•	Adjusted EBITDA to be between $296 and $301 million for the full year and between $93 and $95 million for the second quarter;
•	Adjusted FFO per share to be between $2.33 and $2.41 for the full year and between $0.86 and $0.88 for the second quarter;
•	Hotel EBITDA margins to increase approximately 35 basis points for the full year; and
•	Capital expenditures of approximately $225 million.

Second quarter guidance for FFO per share, assumes the conversion of our series A preferred stock because it is more dilutive when our Adjusted FFO per share exceeds $0.63 per share. This increases fully diluted shares outstanding to 73.2 million for the quarter. Our full year guidance does not exceed the annual conversion threshold; therefore, fully diluted shares outstanding for the full year are assumed to be 63.2 million (i.e. our series A preferred stock is not deemed converted) for purposes of computing full year FFO per share.

EBITDA, Adjusted EBITDA, Same-Store EBITDA, Hotel EBITDA, Hotel EBITDA margin, FFO and Adjusted FFO are all non-GAAP financial measures. See our discussion of “Non-GAAP Financial Measures” beginning on page 8 for a reconciliation of each of these measures to our net income and for information regarding the use, limitations and importance of these non-GAAP financial measures.

We have published our First Quarter Supplemental Information, which provides additional corporate data, financial highlights and portfolio statistical data for the quarter ended March 31, 2007. Investors are encouraged to access the Supplemental Information on our Web site at www.felcor.com, on the Investor Relations page in the “Financial Reports” section. The Supplemental Information also will be furnished upon request. Requests may be made by e-mail to information@felcor.com or by writing to the Vice President of Investor Relations, FelCor Lodging Trust Incorporated, 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas, 75062.

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FelCor Lodging Trust First Quarter 2007 Operating Results

May 8, 2007

Our annual meeting of stockholders will convene at 9:00 a.m. on May 22, 2007 at our corporate offices, located at 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas.

FelCor, a real estate investment trust, is the nation’s largest owner of upper-upscale, all-suite hotels. FelCor’s core portfolio is comprised of 83 consolidated hotels, located in 23 states and Canada. FelCor’s portfolio includes 65 upper-upscale hotels, and FelCor is the largest owner of Embassy Suites Hotels® and Doubletree Guest Suites® hotels. FelCor’s hotels are flagged under global brands such as Embassy Suites Hotels, Doubletree®, Hilton®, Sheraton®, Westin® and Holiday Inn®. (The foregoing registered trademarks are the exclusive property of their respective owners. None of the owners of these trademarks has any responsibility or liability for any information contained in this press release.) FelCor has a current enterprise value of approximately $3.4 billion. Additional information can be found on the Company’s Web site at www.felcor.com.

We invite you to listen to our first quarter earnings Conference Call on Wednesday, May 9, 2007, at 10:00 a.m. (Central Time). The conference call will be webcast simultaneously via FelCor’s Web site at www.felcor.com. Interested investors and other parties who wish to access the call should go to FelCor’s Web site and click on the conference call microphone icon on either the “Investor Relations” or “FelCor News” pages. A telephonic replay will be available from Wednesday, May 9, 2007, at 12:00 p.m. (Central Time), through Friday, June 8, at 11:00 p.m. (Central Time), by dialing 800-642-1687 (conference ID# 7098159). A recording of the call will also be archived and available at www.felcor.com.

With the exception of historical information, the matters discussed in this news release include “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties, and the occurrence of future events, may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. General economic conditions, operating risks associated with the hotel business, the impact of U.S. military involvement in the Middle East and elsewhere, future acts of terrorism, the impact on the travel industry of increased fuel prices and security precautions, the impact that the bankruptcy of additional major air carriers may have on our revenues and receivables, the availability of capital, the ability to effect sales of non-strategic hotels at anticipated prices, the cyclical nature of the real estate markets, our ability to continue to qualify as a Real Estate Investment Trust for federal income tax purposes and numerous other factors may affect future results, performance and achievements. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially. We undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.

Contact:

Stephen A. Schafer, Vice President Strategic Planning & Investor Relations,

(972) 444-4912	sschafer@felcor.com

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FelCor Lodging Trust First Quarter 2007 Operating Results

May 8, 2007

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2007	2006
Revenues:
Hotel operating revenue:
Room	$204,323	$207,986
Food and beverage	31,773	30,414
Other operating departments	12,445	12,980
Retail space rental and other revenue	131	27
Total revenues	248,672	251,407

Expenses:
Hotel departmental expenses:
Room	48,783	49,414
Food and beverage	24,535	23,660
Other operating departments	4,947	5,944
Other property related costs	68,557	68,857
Management and franchise fees	13,123	13,222
Taxes, insurance and lease expense	29,229	26,532
Abandoned projects	22	-
Corporate expenses	6,787	5,804
Depreciation	25,051	22,437
Total operating expenses	221,034	215,870

Operating income	27,638	35,537
Interest expense, net	(22,872)	(30,508)
Charge-off of deferred financing costs	-	(667)
Income before equity in income from unconsolidated entities, minority interests and gain on sale of assets	4,766	4,362
Equity in income from unconsolidated entities	12,771	1,948
Minority interests	37	610
Gain on sale of condominiums	3,281	-
Income from continuing operations	20,855	6,920
Discontinued operations	8,307	2,932
Net income	29,162	9,852
Preferred dividends	(9,678)	(9,678)
Net income applicable to common stockholders	$19,484	$174

Basic and diluted per common share data:
Net income (loss) from continuing operations	$0.18	$(0.05)
Net income	$0.32	$-
Basic weighted average common shares outstanding	61,374	59,660
Diluted weighted average common shares outstanding	61,762	59,660

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FelCor Lodging Trust First Quarter 2007 Operating Results

May 8, 2007

Discontinued Operations

(in thousands)

Discontinued operations include the results of operations of eight hotels held for sale at March 31, 2007, three hotels sold in 2007 through March 31, and 31 hotels sold in 2006. Condensed financial information for the hotels included in discontinued operations is as follows:

	Three Months Ended March 31,
	2007	2006
Operating revenue	$15,498	$64,001
Operating expenses	(11,879)	(59,246)
Operating income	3,619	4,755
Direct interest costs, net	(25)	(326)
Gain (loss) on sale of hotels, net of income tax	6,031	(1,077)
Charge-off of deferred debt costs	(119)	-
Debt extinguishment	(782)	-
Minority interests	(417)	(420)
Income from discontinued operations	8,307	2,932
Depreciation, net of minority interests	-	4,838
Minority interest in FelCor LP	182	128
Interest expense, net of minority interests	27	316
EBITDA from discontinued operations	8,516	8,214
Loss (gain) on sale of hotels, net of income tax and minority interests	(6,031)	1,077
Charge-off of deferred debt costs	119	-
Debt extinguishment, net of minority interests	692	-
Adjusted EBITDA from discontinued operations	$3,296	$9,291

Selected Balance Sheet Data

(in thousands)

	March 31,	December 31,
	2007	2006
Investment in hotels	$2,720,279	$2,656,571
Accumulated depreciation	(631,943)	(612,286)
Investments in hotels, net of accumulated depreciation	$2,088,336	$2,044,285

Total cash and cash equivalents	$116,527	$124,179
Total assets	$2,587,535	$2,583,249
Total debt	$1,356,760	$1,369,153
Total stockholders’ equity	$1,019,156	$1,010,931

At March 31 2007, we had an aggregate of 62,388,367 shares of FelCor common stock and 1,355,016 limited partnership units of FelCor Lodging Limited Partnership outstanding.

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FelCor Lodging Trust First Quarter 2007 Operating Results

May 8, 2007

Debt Summary

(dollars in thousands)

Debt Outstanding

	Encumbered Hotels	Interest Rate at March 31, 2007	Final Maturity	Consolidated Debt
Line of credit(a)	none	L + 1.75	January 2009	$-
Senior term notes	none	8.50	June 2011	298,974
Senior term notes	none	L + 1.875	December 2011	215,000
Total line of credit and senior debt				513,974

Mortgage debt(b)	12 hotels	L + 0.93	November 2011	250,000
Mortgage debt	7 hotels	6.57	June 2009 – 2014	90,452
Mortgage debt	7 hotels	7.32	March 2009	123,427
Mortgage debt	8 hotels	8.70	May 2010	168,552
Mortgage debt	6 hotels	8.73	May 2010	121,850
Mortgage debt	1 hotel	L + 2.85	August 2008	15,500
Mortgage debt	1 hotel	5.81	July 2016	12,745
Other	1 hotel	9.17	August 2011	4,256
Construction loan(c)	-	L + 2.00	October 2007	56,004
Total mortgage debt	43 hotels			842,786

				$1,356,760

(a)

We have a borrowing capacity of $125 million on our line of credit. The interest on this line can range from 175 to 225 basis points over LIBOR based on our leverage ratio as defined in our line of credit agreement.

(b)	This maturity date assumes three, one-year extension options extending the maturity of this debt from 2008 to 2011, are exercised by us.
(c)	We have a recourse construction loan facility for the development of a 184-unit condominium project in Myrtle Beach, South Carolina. This loan was repaid in full May 1, 2007.

Debt Statistics at March 31, 2007

Weighted average interest	7.61%
Fixed interest rate debt to total debt	60.5%
Weighted average maturity of debt	5 years
Mortgage debt to total assets	32.6%

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FelCor Lodging Trust First Quarter 2007 Operating Results

May 8, 2007

Non-GAAP Financial Measures

We refer in this release to certain “non-GAAP financial measures.” These measures, including FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store EBITDA, Hotel EBITDA and Hotel EBITDA margin, are measures of our financial performance that are not calculated and presented in accordance with generally accepted accounting principles (“GAAP”). The following tables reconcile each of these non-GAAP measures to the most comparable GAAP financial measure. Immediately following the reconciliations, we include a discussion of why we believe these measures are useful supplemental measures of our performance and the limitations of such measures.

Reconciliation of Net Income to FFO and Adjusted FFO

(in thousands, except per share and unit data)

	Three Months Ended March 31,
	2007			2006
	Dollars	Shares	Per Share Amount	Dollars	Shares	Per Share Amount
Net income	$29,162			$9,852
Preferred dividends	(9,678)			(9,678)
Net income applicable to common stockholders	19,484	61,762	$0.32	174	59,660	$-
Depreciation, continuing operations	25,051	-	0.41	22,437	-	0.38
Depreciation, unconsolidated entities and discontinued operations	2,863	-	0.05	7,637	-	0.13
Gain on sale of hotels, net of income tax	(6,031)	-	(0.10)	1,077	-	0.02
Gain on sale of unconsolidated entities	(11,182)	-	(0.18)	-	-	-
Minority interest in FelCor LP	426	1,355	(0.02)	8	2,663	(0.03)
Conversion of options and unvested restricted stock	-	-	-	-	316	-
FFO	30,611	63,117	0.48	31,333	62,639	0.50
Abandoned projects	22	-	-	-	-	-
Debt extinguishment loss, net of minority interest	692	-	0.02	-	-	-
Charge-off of deferred financing costs	119	-	-	667	-	0.01
Adjusted FFO	$31,444	63,117	$0.50	$32,000	62,639	$0.51

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FelCor Lodging Trust First Quarter 2007 Operating Results

May 8, 2007

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Same-Store EBITDA

(in thousands)

	Three Months Ended March 31,
	2007	2006
Net income	$29,162	$9,852
Depreciation, continuing operations	25,051	22,437
Depreciation, unconsolidated entities and discontinued operations	2,863	7,637
Minority interest in FelCor Lodging LP	426	8
Interest expense	24,118	31,295
Interest expense, unconsolidated entities and discontinued operations	1,574	1,930
Amortization expense	1,407	990
EBITDA	84,601	74,149
Gain on sale of hotels, net of income tax	(6,031)	1,077
Gain on sale of unconsolidated entities	(11,182)	-
Abandoned projects	22	-
Charge-off of deferred financing costs	119	667
Debt extinguishment loss, net of minority interests	692	-
Adjusted EBITDA	68,221	75,893
Adjusted EBITDA from discontinued operations	(3,296)	(9,291)
Gain on sale of condominiums	(3,281)	-
Same-Store EBITDA	$61,644	$66,602

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FelCor Lodging Trust First Quarter 2007 Operating Results

May 8, 2007

Reconciliation of Adjusted EBITDA to Hotel EBITDA

(in thousands)

	Three Months Ended March 31,
	2007	2006
Adjusted EBITDA	$68,221	$75,893
Retail space rental and other revenue	(131)	(27)
Adjusted EBITDA from discontinued operations	(3,296)	(9,291)
Equity in income from unconsolidated subsidiaries (excluding interest and depreciation expense)	(6,404)	(6,698)
Minority interest in other partnerships (excluding interest and depreciation expense)	125	(151)
Consolidated hotel lease expense	14,259	13,599
Unconsolidated taxes, insurance and lease expense	(1,703)	(1,583)
Interest income	(1,247)	(789)
Corporate expenses (excluding amortization expense)	5,380	4,814
Gain on sale of condominiums	(3,281)	-
Hotel EBITDA	$71,923	$75,767

Reconciliation of Net Income to Hotel EBITDA

(in thousands)

	Three Months Ended March 31,
	2007	2006
Net income	$29,162	$9,852
Discontinued operations	(8,307)	(2,932)
Equity in income from unconsolidated entities	(12,771)	(1,948)
Minority interests	(37)	(610)
Consolidated hotel lease expense	14,259	13,599
Unconsolidated taxes, insurance and lease expense	(1,703)	(1,583)
Interest expense, net	22,872	30,508
Charge-off of deferred financing costs	-	667
Corporate expenses	6,787	5,804
Depreciation	25,051	22,437
Abandoned projects	22	-
Gain on sale of condominiums	(3,281)	-
Retail space rental and other revenue	(131)	(27)
Hotel EBITDA	$71,923	$75,767

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FelCor Lodging Trust First Quarter 2007 Operating Results

May 8, 2007

Hotel EBITDA and Hotel EBITDA Margin

(dollars in thousands)

	Three Months Ended March 31,
	2007	2006
Total revenue	$248,672	$251,407
Retail space rental and other revenue	(131)	(27)
Hotel operating revenue	248,541	251,380
Hotel operating expenses	(176,618)	(175,613)
Hotel EBITDA	$71,923	$75,767
Hotel EBITDA margin	28.9%	30.1%

Reconciliation of Ratio of Operating Income to Total Revenue to Hotel EBITDA Margin

	Three Months Ended March 31,
	2007	2006
Ratio of operating income to total revenue	11.2%	14.1%
Retail space rental and other revenue	(0.1)	-
Unconsolidated taxes, insurance and lease expense	(0.7)	(0.6)
Consolidated hotel lease expense	5.7	5.4
Corporate expenses	2.7	2.3
Depreciation	10.1	8.9
Hotel EBITDA margin	28.9%	30.1%

Hotel Operating Expense Composition

(dollars in thousands)

	Three Months Ended March 31,
	2007	2006
Reconciliation of total operating expense to hotel operating expense:
Total operating expenses	$221,034	$215,870
Unconsolidated taxes, insurance and lease expense	1,703	1,583
Consolidated hotel lease expense	(14,259)	(13,599)
Corporate expenses	(6,787)	(5,804)
Abandoned projects	(22)	-
Depreciation	(25,051)	(22,437)
Hotel operating expenses	$176,618	$175,613

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FelCor Lodging Trust First Quarter 2007 Operating Results

May 8, 2007

Reconciliation of Forecasted Net Income to Forecasted FFO, Adjusted FFO, EBITDA

and Adjusted EBITDA

(in millions, except per share and unit data)

	Second Quarter 2007 Guidance
	Low Guidance		High Guidance
	Dollars	Per Share Amount(a)	Dollars	Per Share Amount(a)
Net income	$62		$64
Preferred dividends	(10)		(10)
Net income applicable to common stockholders	52	$0.86	54	$0.89
Gain on sale of assets	(26)		(26)
Depreciation	29		29
Minority interest in FelCor LP	1		1
Preferred dividends	7		7
FFO and Adjusted FFO	$63	$0.86	$65	$0.88

Net income	$62		$64
Depreciation	29		29
Interest expense	26		26
Minority interest in FelCor LP	1		1
Amortization expense	1		1
EBITDA	119		121
Gain on sale of hotels	(26)		(26)
Adjusted EBITDA	$93		$95

(a)

For second quarter guidance, weighted average shares are 60.4 million. Weighted average shares and units are 73.2 million. It is more dilutive to assume the conversion of our series A preferred stock when our Adjusted FFO per share exceeds $0.63.

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FelCor Lodging Trust First Quarter 2007 Operating Results

May 8, 2007

Reconciliation of Forecasted Net Income to Forecasted FFO, Adjusted FFO, EBITDA

and Adjusted EBITDA

(in millions, except per share and unit data)

	Full Year 2007 Guidance
	Low Guidance		High Guidance
	Dollars	Per Share Amount(b)	Dollars	Per Share Amount(b)
Net income	$113		$117
Preferred dividends	(39)		(39)
Net income applicable to common stockholders	74	$1.21	78	$1.29
Gain on sale of assets	(43)		(43)
Depreciation	114		114
Minority interest in FelCor LP	2		3
FFO and Adjusted FFO	$147	$2.33	$152	$2.41

Net income	$113		$117
Depreciation	114		114
Interest expense	105		105
Minority interest in FelCor LP	2		3
Amortization expense	5		5
EBITDA	339		344
Gain on sale of assets	(43)		(43)
Adjusted EBITDA	$296		$301

(b)

For full year guidance, weighted average shares are 61.1 million. Weighted average shares and units are 63.2 million. Our full year guidance does not exceed the annual conversion threshold for our series A preferred stock.

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FelCor Lodging Trust First Quarter 2007 Operating Results

May 8, 2007

                Substantially all of our non-current assets consist of real estate. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to be helpful in evaluating a real estate company’s operations. These supplemental measures, including FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store EBITDA, Hotel EBITDA and Hotel EBITDA margin, are not measures of operating performance under GAAP. However, we consider these non-GAAP measures to be supplemental measures of a hotel REIT’s performance and should be considered along with, but not as an alternative to, net income as a measure of our operating performance.

FFO and EBITDA

The White Paper on Funds From Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), defines FFO as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. We compute FFO in accordance with standards established by NAREIT. This may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.

EBITDA is a commonly used measure of performance in many industries. We define EBITDA as net income or loss (computed in accordance with GAAP) plus interest expenses, income taxes, depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDA on the same basis.

Adjustments to FFO and EBITDA

We adjust FFO and EBITDA when evaluating our performance because management believes that the exclusion of certain additional recurring and non-recurring items, such as those described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted FFO, Adjusted EBITDA and Same-Store EBITDA, when combined with GAAP net income, EBITDA and FFO, is beneficial to an investor’s better understanding of our operating performance.

•

Gains and losses related to early extinguishment of debt and interest rate swaps – We exclude gains and losses related to early extinguishment of debt and interest rate swaps from FFO and EBITDA because we believe that it is not indicative of ongoing operating performance of our hotel assets. This also represents an acceleration of interest expense or a reduction of interest expense, and interest expense is excluded from EBITDA.

•

Impairment losses – We exclude the effect of impairment losses in computing Adjusted FFO and Adjusted EBITDA because we believe that including these is not consistent with reflecting the ongoing performance of our remaining assets. Additionally, we believe that impairment charges represent accelerated depreciation and depreciation is excluded from FFO by the NAREIT definition and from EBITDA.

•	Cumulative effect of a change in accounting principle – Infrequently, the Financial Accounting Standards Board promulgates new accounting standards that require the

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FelCor Lodging Trust First Quarter 2007 Operating Results

May 8, 2007

consolidated statements of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments in computing Adjusted FFO and Adjusted EBITDA because they do not reflect our actual performance for that period.

In addition, to derive Adjusted EBITDA, we exclude gains or losses on the sale of assets because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale of depreciable assets represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

To derive Same-Store EBITDA, we make the same adjustments to EBITDA as for Adjusted EBITDA and, additionally, exclude EBITDA from discontinued operations and gains and losses from the disposition of non-hotel related assets.

Hotel EBITDA and Hotel EBITDA Margin

Hotel EBITDA and Hotel EBITDA margin are commonly used measures of performance in the industry and give investors a more complete understanding of the operating results over which our individual hotels and operating managers have direct control. We believe that Hotel EBITDA and Hotel EBITDA margin are useful to investors by providing greater transparency with respect to two significant measures used by us in our financial and operational decision-making. Additionally, these measures facilitate comparisons with other hotel REITs and hotel owners. We present Hotel EBITDA and Hotel EBITDA margin by eliminating corporate-level expenses, depreciation and expenses related to our capital structure. We eliminate corporate-level costs and expenses because we believe property-level results provide investors with supplemental information with respect to the ongoing operating performance of our hotels and the effectiveness of management on a property-level basis. We eliminate depreciation and amortization, even though they are property-level expenses, because we do not believe that these non-cash expenses, which are based on historical cost accounting for real estate assets and implicitly assume that the value of real estate assets diminish predictably over time, accurately reflect an adjustment in the value of our assets. We also eliminate consolidated percentage rent paid to unconsolidated entities, which is effectively eliminated by minority interest expense and equity in income from unconsolidated subsidiaries, and include the cost of unconsolidated taxes, insurance and lease expense, to reflect the entire operating costs applicable to our hotels.

Limitations of Non-GAAP Measures

The use of these non-GAAP financial measures has certain limitations. FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store EBITDA, Hotel EBITDA and Hotel EBITDA margin, as presented by us, may not be comparable to FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store EBITDA, Hotel EBITDA and Hotel EBITDA margin as calculated by other real estate companies. These measures do not reflect certain expenses that we incurred and will incur, such as depreciation and interest or capital expenditures. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

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FelCor Lodging Trust First Quarter 2007 Operating Results

May 8, 2007

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. Neither should FFO, FFO per share, Adjusted FFO, Adjusted FFO per share, EBITDA, Adjusted EBITDA or Same-Store EBITDA be considered as measures of our liquidity or indicative of funds available for our cash needs, including our ability to make cash distributions. FFO per share does not measure, and should not be used as a measure of, amounts that accrue directly to the benefit of stockholders. FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store EBITDA, Hotel EBITDA and Hotel EBITDA margin reflect additional ways of viewing our operations that we believe when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on any single financial measure.

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